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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 18, 1998 (except for Notes 1 and 11, as to which the date is May 14, 1998) in the Registration Statement (Form S-1) and related Prospectus of Carreker-Antinori, Inc. for the registration of 5,100,000 shares of its common stock.

                                    ERNST & YOUNG LLP

Dallas, Texas
May 15, 1998